INTERNATIONAL SHIPHOLDING CORPORATION PROVIDES UPDATE ON

SERIES A AND  B PREFERRED STOCK AND ANNOUNCES DATES FOR FIRST QUARTER 2016 EARNINGS RELEASE AND CONFERENCE CALL

Mobile, Alabama, April 19, 2016 – International Shipholding Corporation (OTCQX: ISHC) (the “Company” or “ISH”) today announced that the Company will not declare a quarterly dividend on its Series A Cumulative Redeemable Perpetual Preferred Stock (OTCQX: ISHCP) or on its Series B Cumulative Redeemable Perpetual Preferred Stock (OTCQX: ISHCO).

The Company has reached agreements with most of its principal lenders/lessors for contingent, short-term forbearance under the existing loans.  We believe this will provide additional liquidity and time to enable us to take additional steps to stabilize our financial position, including exploring divestitures of assets under our Strategic Plan and considering other potential divestitures of assets in our core segments.

The Company will release its first quarter 2016 earnings results following the close of the market on Wednesday,  May 4, 2016, and will host a conference call to discuss the results at 10:00 AM ET on Thursday, May 5, 2016, where it will provide further information on the execution of its Strategic Plan.

The conference call will feature members of the Company’s management team, including Niels M. Johnsen, Chairman and Chief Executive Officer, Erik L. Johnsen, President, and Manuel G. Estrada, Chief Financial Officer. To participate in the conference call, please dial (888) 503-8169 (domestic) or (719) 785-1765 (international). Participants can reference the International Shipholding Corporation First Quarter 2016 Earnings Call or passcode 5144534.  Please dial in approximately 5 minutes prior to the call.

The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.intship.com. Please allow extra time prior to the call to visit the Company’s website and download any software that may be needed to listen to the webcast.

A replay of the conference call will be available through May 12, 2016 at (877) 870-5176 (domestic) or (858) 384-5517 (international). The passcode for the replay is 5144534.

About International Shipholding Corporation

International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and International Flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts.

For more information about the company, please visit www.intship.com.

Caution concerning forward-looking statements

Except for historical and factual information, the matters set forth in this release and future oral or written statements made by us or our management, including statements regarding our 2015 guidance, and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect.  Factors that could affect actual results include, but are not limited to: our ability to successfully and timely implement our restructuring or refinancing plans in full;  potential changes in such plans; our ability to maximize the usage of our vessels and other assets on favorable economic terms, including our ability to renew our time charters and contracts on favorable terms when they expire, and to maximize our carriage of supplemental cargoes; our ability to comply with each of our debt instruments, including all financial covenants, divestiture requirements and mandatory prepayment obligations; changes in domestic or international transportation markets that reduce the demand for shipping generally or for our vessels in particular, including changes in the rates at which competitors add or scrap vessels; industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses; unexpected out-of-service days affecting our vessels, whether due to drydocking delays, unplanned maintenance or modifications, accidents, equipment failures, obsolescence, adverse weather, natural disasters, or other causes; our ability to access the credit markets or sell assets on terms reasonable to us or at all, including our ability to sell vessels to reduce our leverage; political events in the United States and abroad; the appropriation of funds by the U.S. Congress, including the impact of any future cuts to federal spending; terrorism, piracy, quarantines and trade restrictions; changes in foreign currency rates or interest rates; the effects of more general factors, such as changes in tax laws or rates in pension or benefits costs, or in general market, labor or economic conditions; and each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors.  Similarly, we cannot predict the impact of each such factor on our business or the extent to which any one or more factors may cause actual results to differ from those reflected in any of our forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which are inherently speculative and speak only as of the date made.  We undertake no obligation to update or revise, for any reason, any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

International Shipholding Corporation

James Higginbotham

(251)243-9114

higginjt@intship.com

Niels M. Johnsen, Chairman (212) 943-4141

Erik L. Johnsen, President (251) 243-9221

Manny Estrada, V. P. and CFO (251) 243-9082